Exhibit No. 2
Form S-3
Headway Corporate Resources, Inc.

                                              WARRANT TO PURCHASE
                                                    50,000 SHARES


                HEADWAY CORPORATE RESOURCES, INC.
                    (a Delaware corporation)


                   WARRANT FOR THE PURCHASE OF
            Common Stock, $0.0001 Par Value Per Share

      THIS WARRANT IS EXERCISEABLE ON OR AFTER MAY 16, 1998
 AND WILL BE VOID (UNLESS EXTENDED) AT 12:00 MIDNIGHT ON MAY 15, 2001

       This certifies that, for value received, JW CHARLES FINANCIAL SERVICES, INC., or registered assigns, is entitled, at any time on or after May 16, 1998, and prior to 12:00 midnight Eastern Standard Time on May 15, 2001, to purchase from Headway Corporate Resources, Inc., a Delaware corporation (the "Company") the number of shares shown above (the "Warrant Shares") of common stock, par value $0.0001, of the Company (the "Common Stock") by surrendering this warrant with the purchase form attached hereto, duly executed, at the principal office of the Company in New York, New York, and by paying in full and in lawful money of the United States of America by certified or cashiers' check or other certified funds, the purchase price of the Warrant Shares as to which this warrant is exercised, on all the terms and conditions hereinafter set forth. In the event the holder is prevented from exercising prior to May 15, 2001, the registration rights set forth in Section 8 hereof for any portion of the Warrant Shares pursuant to subparagraph 8(b)(II) or the last sentence of paragraph 8(d), then the date on which this warrant will expire with respect to such Warrant Shares shall be automatically extended, without any action by the Company or holder, to the date which is 30 days following the date on which such Warrant Shares are registered (as defined in subparagraph 8(a)(I)). Hereinafter the term "Expiration Date" refers to the later of May 15, 2001, or the date specified in the preceding sentence.

      1. The purchase price at which the Warrant Shares are purchasable (hereinafter referred to as the "Warrant Price") is $5.25 per share.

      2. On the exercise of all or any portion of this warrant in the manner provided above, the person exercising the same shall be deemed to have become a holder of record of Common Stock (or of the other securities or properties to which he or it is entitled on such exercise) for all purposes, and certificates for the securities so purchased shall be delivered to the purchaser within a reasonable time, but in no event longer than ten days after the warrants shall have been exercised as set forth above. If this warrant shall be exercised in respect to only a part of the Warrant Shares covered hereby, the holder shall be entitled to receive a similar warrant of like tenor and date covering the number of Warrant Shares with respect to which this warrant shall not have been exercised.

      3. This warrant is exchangeable, on the surrender hereof by the holder at the office of the Company, for new warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of Warrant Shares which may be subscribed for and purchased hereunder.

      4. The Company covenants and agrees that the Warrant Shares which may be issued on the exercise of the rights represented by this warrant will, on issuance, be fully paid and nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this warrant may be exercised, the Company will have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this warrant.

      5.    The  Warrant  Price  and  number  of  Warrant  Shares
purchasable  pursuant  to  this  warrant  shall  be  subject   to
adjustment from time to time as follows:

      (a) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend in shares or shall subdivide the outstanding shares of Common Stock into a greater number of shares, the number of Warrant Shares purchasable hereunder shall be proportionately increased and the Warrant Price then in effect shall be proportionately decreased, so that the holder of the warrant thereafter surrendered for exercise shall be entitled to receive, after the occurrence of any of the events described, the number of Warrant Shares to which the holder would have been entitled had such warrant been exercised immediately prior to the occurrence of such event. Any such adjustment is effective on the business day following the record date for the event requiring the adjustment.

      (b) If the Company shall combine the outstanding shares of Common Stock into a smaller number of shares, or issue by reclassification any of its shares, the number of Warrant Shares and the Warrant Price then in effect shall be proportionately adjusted so that the holder of the warrant thereafter surrendered for exercise shall be entitled to receive after the occurrence of any of the events described the number of Warrant Shares to which the holder would have been entitled had the warrant been exercised immediately prior to the occurrence of such event. Such adjustment shall become effective immediately after the opening of business on the day following the date on which such combination or reclassification, as the case may be, becomes effective.

      (c) If any capital reorganization or reclassification of the Company's Common Stock, or consolidation or merger of the Company with another corporation or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger, or sale, lawful adequate provisions shall be made whereby the holder of this warrant shall thereafter have the right to acquire and receive on exercise hereof such shares of stock, securities, or assets as would have been issuable or payable (as part of the reorganization, reclassification, consolidation, merger, or sale) with respect to or in exchange for such number of outstanding shares of the Company's Common Stock as would have been received on exercise of this warrant immediately before such reorganization, reclassification, consolidation, merger, or sale. In any such case, appropriate provision shall be made with respect to the rights and interests of the holder of this warrant to the end that the provisions hereof shall thereafter be applicable in relation to any shares of stock, securities, or assets thereafter deliverable on the exercise of this warrant. In the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of its assets, as a result of which a number of shares of Common Stock of the surviving or purchasing corporation greater or less than the number of shares of Common Stock of the Company outstanding immediately prior to such merger, consolidation, or purchase are issuable to holders of Common Stock of the Company, then the Warrant Price in effect immediately prior to such merger, consolidation, or purchase shall be adjusted in the same manner as through there was a subdivision or combination of the outstanding shares of Common Stock of the Company. The Company will not effect any such consolidation, merger, or sale unless, prior to the consummation thereof, the successor corporation resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the holder hereof at its last address appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire on exercise of this warrant.

      (d) No fraction of a share shall be issued on exercise, but, in lieu thereof, the Company, notwithstanding any other provision hereof, may pay therefor in cash at the fair value of any such fractional share at the time of exercise.

      6. This warrant and the shares issuable on exercise of this warrant are restricted securities within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended, and as long as they remain so restricted, all certificates therefor shall contain a legend in substantially the following form:

                THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (the "Securities Act"), AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

      7. Subject to the restrictions set forth in paragraph 6 above, this warrant is transferable in whole or in part at the offices of the Company. On such transfer, every holder hereof agrees that the Company may deem and treat the registered holder of this warrant, or registered holders as the case may be, as the true and lawful owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary.

      8. The Company agrees to register or qualify the Warrant Shares (but not the warrants) for resale in accordance with the terms of Exhibit A attached hereto, all of which are incorporated herein by this reference as though fully set forth under this
Section 8. By the acceptance of this warrant, every holder hereof agrees to be bound by the terms and conditions set forth in Exhibit A.

      9. As used herein, the term "Common Stock" shall mean and include the Company's Common Stock authorized on the date of the original issue of this warrant, and shall also include any capital stock of any class of the Company thereafter authorized that shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets on the voluntary or involuntary liquidation, dissolution, or winding up of the Company; provided, that the Warrant Shares purchasable pursuant to this warrant shall include only shares of the class designated in the Company's articles of incorporation as Common Stock on the date of the original issue of this warrant or, in the case of any reorganization, reclassification, consolidation, merger, or sale of assets of the character referred to in paragraph 5(c) hereof, the stocks, securities, or assets provided for in such paragraph.

     10. This agreement shall be construed under and be governed by the laws of the state of New York.

      11. Any notices required or permitted hereunder shall be sufficiently given if delivered by hand or sent by registered or certified mail, postage prepaid, addressed as follows:


     If to JW Charles Financial Services, Inc.:

                    JW Charles Financial Services, Inc.
                    980 N. Federal Highway, Suite 310
                    Boca Raton, FL  33432
                    Attn:  Joel Marks, Vice Chairman


     If to the Company, to:

                    Headway Corporate Resources, Inc.
                    850 Third Avenue, 11th Floor
                    New York, New York  10022
                    Attn:  Barry S. Roseman, President


or such other address as shall be furnished in writing by any party to the other, and any such notice or communication shall be deemed to have been given as of the date so delivered or three days after being so deposited in the mails.

     DATED this 30th day of January, 1998.

                              HEADWAY CORPORATE RESOURCES, INC.
ATTEST:

/s/                           /s/ Barry S. Roseman, President
Secretary

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


                        Form of Purchase

          (to be signed only upon exercise of warrant)




TO:  HEADWAY CORPORATE RESOURCES INC.


      The undersigned, the owner of the attached warrant, hereby irrevocable elects to exercise the purchase rights represented by the warrant for, and to purchase thereunder, ________________ shares of common stock of Headway Corporate Resources, Inc., and herewith makes payment of
$_______________________________ therefor, and requests that  the
certificate(s)    for    such    shares    be    delivered     to
_________________________________________________________________,
at_______________________________________________________________,
and if such shall not be all of the shares purchasable hereunder, that a new warrant of like tenor for the balance of the shares purchasable under the attached warrant be delivered to the undersigned.

       DATED this ______ day of_____________________, ___________.




                                   ______________________________
                                   Signature

                            Exhibit A
                       Registration Rights

      (a)   Definitions.   For purposes  of  Section  8  of  this
warrant:

      (I) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document with the Securities and Exchange Commission (the "SEC") in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document.

     (II) The term "Registrable Securities" means (i) the Warrant
Shares; and (ii) any securities issued or issuable as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Warrant Shares.

      (III) The number of shares of "Registrable Securities then outstanding" shall be the number of shares of Common Stock outstanding, plus the number of shares of Common Stock issuable pursuant to a declared dividend or other distribution with respect thereto, or the number of shares of Common Stock issuable in exchange for or in replacement of outstanding Common Stock, which on issuance would be, Registrable Securities.

      (IV) The term "Shelf Prospectus" shall mean the prospectus included in the Shelf Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, including any supplement relating to the terms of the offering of any portion of the Registrable Securities covered by the Shelf Registration Statement, and in each case including all material incorporated by reference therein.

     (V) The term "Shelf Registration" shall mean a registration required to be effected pursuant to paragraph (d) of this Section
8.

      (VI) The term "Shelf Registration Statement" shall mean a registration statement of the Company (and any other entity required to be a registrant with respect to such registration statement pursuant to the requirements of the Securities Act) that covers all of the Registrable Securities to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments (including post-effective amendments) to such registration statement, and all exhibits thereto and materials incorporated by reference therein.

      (VII) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with paragraph (j) of this Section
8.

     (VIII) The term "Required Holders" shall mean the Holders whose rights represent at least two-thirds of the voting power of the Registrable Securities plus all Warrant Shares issuable on exercise of the warrant which would, on issuance, be Registrable Securities.

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

     (IX) Effective Date means the date hereof.

      (X) The term "Expiration Date" means the date specified below which first occurs:

           (A) the date on which all Registrable Securities are issued and registered pursuant to paragraphs (b) or (d) of this
Section 8 and sold by the Holders; or

           (B) May 15, 2001; provided, that if the holder is prevented from exercising prior to May 15, 2001, the registration rights conferred by this Section 8 for any portion of the Registrable Securities pursuant to subparagraph 8(b)(II) or the last sentence of paragraph 8(d), then such date shall be automatically extended to the date which is 30 days following the date on which such Registrable Securities are registered.

     (b)  Registration of Securities by the Company.

      (I) If at any time or from time to time the Company shall propose to file on its behalf or on behalf of any of its security holders a registration statement under the Securities Act on Form S-1, S-2 or S-3 (or on any other form for the general registration of securities) with respect to any class of securities (other than a Shelf Registration Statement filed pursuant to paragraph (d) and the Company's registration statement on Form S-3, File No. 333-08615, or any amending or superseding registration statement thereto), the Company shall in each such case:

           (A) promptly give written notice to each Holder at least thirty (30) days before the anticipated filing date, indicating the proposed offering price and describing the plan of distribution;

           (B) include in such registration (and any related qualification under blue sky or other state securities laws or other compliance) and, at the request of any Holder, in any underwriting involved therein, all the Registrable Securities specified by any Holder or Holders of Registrable Securities (the "Specified Registrable Securities") in a written request (the "Registration Request") made within twenty (20) days after receipt of such written notice from the Company, specifying the number or amount of Specified Registrable Securities; and

           (C) use its best efforts to cause the managing underwriter(s) of such proposed underwritten offering to permit the Specified Registrable Securities to be included in the Registration Statement for such offering on the same terms and conditions as any similar securities of the Company included therein.

       (II) Notwithstanding the foregoing, if the managing underwriter(s) of such offering advise(s) the Holders of Specified Registrable Securities in writing that marketing considerations or other factors require a limitation on the securities (other than the securities the Company intends to sell and securities to be sold by security holders with a preference in registration arising under registration rights granted prior to the date hereof and registration rights contemplated by the commitment letter dated January 27, 1998, between the Company and GarMark Partners, L.P.), to be included in any Registration Statement filed under this paragraph

(b) to a certain number of shares up to the whole thereof (the "Available Securities"), then the Company shall in such case be obligated to such Holders only with respect to such number of
Available Securities, if any. The limitation on the number of Specified Registrable Securities will be imposed pro rata (based upon the ratio of the number of shares of Specified Registrable Securities which the managing underwriter(s) propose to include at the anticipated initial public offering price to the number of Specified Registrable Securities owned by each Holder) among all Holders of Specified Registrable Securities. In the event at the time of the registration under this paragraph (b) there is outstanding any class or series of preferred stock of the Company which is outstanding as of the date of this warrant or issued subsequent to the date of this warrant pursuant to the commitment letter dated January 27, 1998, between the Company and GarMark Partners, L.P. (collectively the "Preferred Stock") with rights to convert to Common Stock and register for sale such Common Stock, then: (A) the Company will be under no obligation to register any of the Registrable Securities if the holders of the Preferred Stock have not elected to register any of the Common Stock issuable on conversion of the Preferred Stock; and (B) any limitation on the securities to be registered under this paragraph (b)(II) shall be applied first to reduce the number of Specified Registrable Securities included in the registration to zero before there is any reduction in the securities of holders of the Preferred Stock to be included in the registration.

      (III)      Notwithstanding  any  other  provision  of  this
Section 8 to the contrary, neither the delivery of the notice by the Company nor of the Registration Request by any Holder shall in any way obligate the Company to file a Registration Statement and, notwithstanding such filing, the Company may, at any time prior to the effective date thereof, in its sole discretion, determine not to offer the securities to which the Registration Statement relates without liability to any of the Holders, other than to pay Registration Expenses in connection with such Registration Statement. No registration of Registrable Securities effected under this paragraph (b) shall relieve the Company of its obligation to effect the registration of Registrable Securities pursuant to paragraph (d).

      (c) If and when the Company shall be required by the provisions of paragraph (b) of this Section 8 to effect the registration of Registrable Securities under the Securities Act, the Company will use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto it will, as expeditiously as possible:

     (I) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Holders of the Registrable Securities covered by such Registration Statement and the underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be made available, on a timely basis, for review by such Holders and underwriters;

     (II) prepare and file with the SEC such amendments and post-effective amendments to any Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder of Registrable Securities or the managing underwriter(s), if any, or as may be required by the Securities Act, the Exchange Act or by the rules, regulations or instructions applicable to the registration form utilized by the Company or as may otherwise be necessary to keep such Registration Statement effective for the applicable period; and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 (or any successor rule) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or Prospectus;

     (III)     promptly notify the selling Holders of Registrable
Securities and the managing underwriter(s), if any, and if requested by any such Person, confirm such advice in writing:

           (A) of the filing of the Prospectus or any supplement to the Prospectus and of the effectiveness of the Registration
Statement and/or any post-effective amendment,

           (B) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information,

           (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,

           (D) of the Company's becoming aware at any time that the representations and warranties of the Company made to the Holders selling Registrable Securities and, in connection with any underwritten offering, to the underwriters, have ceased to be true and correct,

           (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose, and

           (F) of the existence of any fact which, to the knowledge of the Company, results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

      (IV)  make every reasonable effort to obtain the withdrawal of  any  order  suspending the effectiveness of the  Registration
Statement   or   any  qualification  referred  to  in   paragraph
(c)(III)(E) at the earliest possible moment;

      (V) if reasonably requested by the managing underwriter(s) or the Required Holders of Registrable Securities being sold in connection with an underwritten offering, immediately incorporate in a supplement to the Prospectus or post-effective amendment to the Registration Statement such information as the managing underwriter(s) or the Required Holders of the Registrable Securities being sold reasonably request to have included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best-efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such supplement to the Prospectus or post-effective amendment to the Registration Statement as soon as notified of the matters to be incorporated in such supplement to the Prospectus or post-effective amendment to the Registration Statement;

      (VI) at the request of any selling Holder of Registrable Securities, furnish to such selling Holder of Registrable Securities and each managing underwriter, if any, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

      (VII) deliver to each selling Holder of Registrable Securities and the managing underwriter(s), if any, without charge, as many copies of the Registration Statement, each Prospectus (including each preliminary prospectus) and any amendment or supplement thereto (in each case including all exhibits), as such Persons may reasonably request, together with all documents incorporated by reference in such Registration Statement or Prospectus, and such other documents as such selling Holder may reasonably request in order to facilitate the disposition of its Registrable Securities covered by such Registration Statement; the Company consents to the use of each Prospectus and any supplement thereto by each of the selling Holders of Registrable Securities and the managing underwriter(s), if any, in connection with the offering and sale of the Registrable Securities covered by each Prospectus or any supplement thereto;

      (VIII) prior to any public offering of Registrable Securities, register or qualify or reasonably cooperate with the selling Holders of Registrable Securities, the managing underwriter(s), if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities, for offer and sale under the securities or blue sky laws of such jurisdictions as any selling Holder or managing underwriter(s) reasonably request(s) and do any and all other reasonable acts or things to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement (acts which are unreasonable include, but are not limited to, a requirement that the Company file any general consent to service of process, qualify as a foreign corporation to do business under the laws of any state, or amend its charter documents);

      (IX) cooperate with the selling Holders of Registrable Securities and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any legends restricting the transfer thereof; and enable such Registrable Securities to be in such denominations and registered in such names as the selling Holders or the managing underwriters may request at a reasonable time prior to any sale of Registrable Securities;

       (X) use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such United States, state and local governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

      (XI)  if any fact contemplated by paragraph (c)(III)(B)  or
(c)(III)(F) above shall exist, promptly notify each Holder on whose behalf Registrable Securities have been registered and promptly prepare and furnish to such Holders a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference and promptly file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, neither the Registration Statement nor the Prospectus will contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

      (XII) if requested by the Required Holders of the Registrable Securities or by the managing underwriter(s), if any, cause all Registrable Securities covered by the Registration Statement to be (A) listed on each securities exchange on which securities of the same class are then listed or (B) admitted for trading in any inter-dealer quotation system on which securities of the same class are then traded;

       (XIII) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities covered by the Registration Statement and provide the applicable transfer agent with printed certificates for such Registrable Securities which are in a form eligible for deposit with Depository Trust Company;

      (XIV) enter into agreements (including underwriting agreements) and take all other reasonable actions in order to expedite or facilitate the disposition of such Registrable
Securities;

      (XV) upon execution and delivery of such confidentiality agreements as the Company may reasonably request, make available to the Holders of the Registrable Securities being sold, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by such Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with the registration, at such time or times as the Person requesting such information shall reasonably determine;

      (XVI) otherwise use its best efforts to comply with the Securities Act, the Exchange Act, all applicable rules and regulations of the SEC and all applicable state blue sky and other securities laws, rules and regulations, and make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, as soon as practicable, but in no event later than ninety (90) days after the end of the 12 calendar month period commencing after the effective date of the Registration Statement;

     (XVII) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD); and

      (XVIII) prior to the filing of any document which is being prepared for incorporation by reference into the Registration Statement or the Prospectus, upon receipt of such confidentiality agreements as the Company may reasonably request, provide copies of such document to counsel to the selling Holders of Registrable Securities, and to the managing underwriter(s), if any, and make the Company's representatives available for discussion of such document.

      (d) Shelf Registration. The Company shall cause to be filed on one occasion only, on the written demand by the Required Holders of the Registrable Securities made prior to the Expiration Date, the Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities in accordance with the terms hereof, and the Company will use its best efforts to cause such Shelf Registration Statement to be declared effective by the SEC as soon as possible. The Company agrees to use its best efforts to keep the Shelf Registration Statement with respect to the Registrable Securities continuously effective until the latter of: (i) the date 180 days following the date on which the Shelf Registration Statement is effective, and (ii) the Expiration Date. The Company further agrees to amend the Shelf Registration Statement if and as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or any rules and regulations thereunder. The best effort obligation of the Company hereunder shall not in any way limit or restrict the ability of the Company to voluntarily take any action it deems to be in the interest of the Company and its shareholders that would result in selling Holders not being able to sell Registrable Securities covered by the Shelf Registration Statement until the Company has filed a post-effective amendment to the Shelf Registration Statement and the SEC has declared it effective. Each registration effected pursuant to this paragraph (d) shall be effected by the filing of a Shelf Registration Statement on Form S-1, Form S-2, Form S-3, or Form S-8, unless the use of a different form has been agreed upon in writing by the Company and Required Holders. In the event at the time of the registration under this paragraph (d) there is outstanding any class or series of preferred stock of the Company which is outstanding as of the date of this warrant or issued subsequent to the date of this warrant pursuant to the commitment letter dated January 27, 1998, between the Company and GarMark Partners, L.P. (collectively the "Preferred Stock") with rights to convert to Common Stock and register for sale such Common Stock, then the Company will be under no obligation to register any of the Registrable Securities pursuant to the demand of the Holders, if the holders of the Preferred Stock have not elected to register under the Shelf Registration Statement any of the Common Stock issuable on conversion of the Preferred Stock.

      (e) In connection with the obligations of the Company with respect to the Shelf Registration Statement contemplated by paragraph (d), the Company shall use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto it will, as expeditiously as possible:

      (I) before filing a Shelf Registration Statement or Shelf Prospectus or any amendments or supplements thereto, furnish to the Holders of the Registrable Securities covered by such Shelf Registration Statement and the underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be made available, on a timely basis, for review by such Holders and underwriters; and the Company will not file any Shelf Registration Statement or amendment thereto or any Shelf Prospectus or any supplement thereto to which the Required Holders of the Registrable Securities covered by such Shelf Registration Statement or the managing underwriter(s), if any, shall reasonably object;

      (II) prepare and file with the SEC, within 90 days of the demand, the Shelf Registration Statement, which Shelf Registration Statement (a) shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution by the selling Holders thereof and (b) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith;

      (III) (A) prepare and file with the SEC such amendments to such Shelf Registration Statement as may be reasonably requested by any Holder of Registrable Securities or the managing underwriter(s), if any, or as may be required by the Securities Act, the Exchange Act or by the rules, regulations or instructions applicable to the registration form utilized by the Company or as may otherwise be necessary to keep such Shelf Registration Statement effective for the applicable period; (B) cause the Shelf Prospectus to be amended or supplemented as may be reasonably requested by any Holder of Registrable Securities or the managing underwriter(s), if any, or as may be required by the Securities Act, the Exchange Act or by the rules, regulations or instructions applicable to the registration form utilized by the Company or as may otherwise be necessary to keep such Shelf Registration Statement effective for the applicable period; (C) cause the Shelf Prospectus as so amended or supplemented to be filed pursuant to Rule 424 (or any successor rule) under the Securities Act; (D) respond as promptly as practicable to any comments received from the SEC with respect to the Shelf Registration Statement or any amendment thereto; and (E) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

      (IV)  promptly  notify the selling Holders  of  Registrable
Securities and the managing underwriter(s), if any, and if requested by any such Person, confirm such advice in writing:

           (A)   of  the  filing of the Shelf Prospectus  or  any
supplement  to  the Shelf Prospectus and of the effectiveness  of
the   Shelf  Registration  Statement  and/or  any  post-effective amendment,

           (B) of any request by the SEC for amendments or supplements to the Shelf Registration Statement or the Shelf
Prospectus or for additional information,

           (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose,

           (D) of the Company's becoming aware at any time that the representations and warranties of the Company made to the Holders selling Registrable Securities and, in connection with any underwritten offering, to the underwriters, have ceased to be true and correct,

           (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose, and

           (F) of the existence of any fact which, to the knowledge of the Company, results in the Shelf Registration Statement, the Shelf Prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

      (i)   make every reasonable effort to obtain the withdrawal
of   any   order  suspending  the  effectiveness  of  the   Shelf
Registration Statement or any qualification referred to in paragraph (e)(IV)(E) at the earliest possible moment;

      (VI) if reasonably requested by the managing underwriter(s) or the Required Holders of Registrable Securities being sold in connection with an underwritten offering, immediately incorporate in a supplement to the Shelf Prospectus or post-effective amendment to the Shelf Registration Statement such information as the managing underwriter(s) or the Required Holders of the Registrable Securities being sold reasonably request to have included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best-efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such supplement to the Shelf Prospectus or post-effective amendment to the Shelf Registration Statement as soon as notified of the matters to be incorporated in such supplement to the Shelf Prospectus or post-effective amendment to the Shelf Registration Statement;

       (VII)      at  the  request  of  any  selling  Holder   of
Registrable Securities, furnish to such selling Holder of Registrable Securities and each managing underwriter, if any, without charge, at least one signed copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

      (VIII) deliver to each Holder of Registrable Securities and the managing underwriter(s), if any, without charge, as many copies of the Shelf Registration Statement, each Shelf Prospectus and any amendment or supplement thereto (in each case including all exhibits), as such Persons may reasonably request, together with all documents incorporated by reference in such Shelf
Registration Statement or Shelf Prospectus, and such other documents as such selling Holder may reasonably request in order to facilitate the disposition of its Registrable Securities; the Company consents to the use of the Shelf Prospectus and any amendment or supplement thereto by each such Holder of Registrable Securities and the underwriter(s), if any, in connection with the offering and sale of the Registrable Securities covered by the Shelf Prospectus or amendment or supplement thereto;

      (IX) prior to the time the Shelf Registration Statement is declared effective by the SEC, register or qualify the Registrable Securities or reasonably cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities, for offer and sale under the securities or blue sky laws of such jurisdictions as any selling Holder or managing underwriter(s), if any, reasonably request(s), keep each such registration or qualification effective during the period such Shelf Registration Statement is required to be kept effective, and do any and all other reasonable acts or things to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement (acts which are unreasonable include, but are not limited to, a requirement that the Company file any general consent to service of process, qualify as a foreign corporation to do business under the laws of any state, or amend its charter documents);

      (X) cooperate with the selling Holders of Registrable Securities and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any legends restricting the transfer thereof; and enable such Registrable Securities to be in such denominations and registered in such names as the selling Holders or the managing underwriters, if any, may request a reasonable time prior to any sale of Registrable Securities;

       (XI) use its best efforts to cause the Registrable Securities covered by the Shelf Registration Statement to be registered with or approved by such United States, state and local governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

      (XII)     if any fact contemplated by paragraph (iv)(B)  or
(iv)(F) above shall exist, promptly notify each Holder on whose behalf Registrable Securities have been registered and promptly prepare and furnish to such Holders a supplement or post-effective amendment to the Shelf Registration Statement or the related Shelf Prospectus or any document incorporated therein by reference and promptly file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, neither the Shelf Registration Statement nor the Shelf Prospectus will contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

      (XIII) if requested by the Required Holders of the Registrable Securities or by the managing underwriter(s), if any, cause all Registrable Securities covered by the Shelf
Registration Statement to be (A) listed on each securities exchange on which securities of the same class are then listed or
(B) admitted for trading in any inter-dealer quotation system on which securities of the same class are then traded;

      (XIV) not later than the effective date of the Shelf Registration Statement, provide a CUSIP number for all Registrable Securities covered by the Shelf Registration Statement and provide the applicable transfer agent with printed certificates for such Registrable Securities which are in a form eligible for deposit with Depository Trust Company;

       (XV)   enter   into  agreements  (including   underwriting
agreements) and take all other reasonable actions in order to expedite or facilitate the disposition of such Registrable
Securities;

        (XVI) upon execution and delivery of such confidentiality agreements as the Company may reasonably request, make available to the Holders of the Registrable Securities being sold, any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney or accountant retained by such Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with the registration, at such time or times as the Person requesting such information shall reasonably determine;

      (XVII) otherwise use its best efforts to comply with the Securities Act, the Exchange Act, all applicable rules and regulations of the SEC and all applicable state blue sky and other securities laws, rules and regulations, and make generally available to its security holders, as soon as practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act;

      (XVIII) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD); and

     (XIX) prior to the filing of any document which is being prepared for incorporation by reference into the Registration Statement or the Prospectus, upon receipt of such confidentiality agreements as the Company may reasonably request, provide copies of such document to counsel to the selling Holders of Registrable Securities, and to the managing underwriter(s), if any, and make the Company's representatives available for discussion of such document.

      (f) In connection with and as a condition to the Company's obligations with respect to the Shelf Registration Statement pursuant to paragraph 8(d), each Holder covenants and agrees that: (I) upon receipt of any notice from the Company provided by paragraph (e) of this Section 8 contemplating the filing of any supplemented or amended Shelf Registration Statement, such Holder shall not offer or sell any Registrable Securities pursuant to the Shelf Registration Statement until such Holder receives copies of the supplemented or amended Shelf Prospectus and receives notice that any post-effective amendment has become effective, and, if so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Shelf Prospectus as amended or supplemented at the time of receipt of such notice; (II) such Holder and any of its officers, directors or affiliates, if any, will comply with the provisions of

Regulation M under the Exchange Act as applicable to them in connection with sales of Registrable Securities pursuant to the Shelf Registration Statement; and (III) such Holder and any of its officers, directors or affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Shelf Registration Statement.

      (g) Expenses of Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing, or qualification of Registrable Securities for the Holder, including, without limitation, all printers' bills and accounting fees and the fees and disbursements of counsel for the Company, but excluding underwriting discounts and commissions relating to Registrable Securities and the fees for counsel to the Holders.

      (h) Conditions to Registration. Each Holder's right to have Registrable Securities included in any Registration Statement or Shelf Registration Statement filed by the Company in accordance with the provisions of this Section 8 shall be subject to the following conditions:

     (I) The Holders on whose behalf such Registrable Securities are to be included shall be required to furnish the Company in a timely manner with all information required by the applicable rules and regulations of the SEC concerning the proposed method of sale or other disposition of such securities, the identity of and compensation to be paid to any proposed underwriters to be employed in connection therewith, and such other information as may be reasonably required by the Company properly to prepare and file such Registration Statement or Shelf Registration Statement in accordance with applicable provisions of the Securities Act;

      (II) If any such Holder desires to sell and distribute Registrable Securities over a period of time, or from time to time, at then prevailing market prices, then any such Holder shall execute and deliver to the Company such written undertakings as the Company and its counsel may reasonably require in order to assure full compliance with relevant provisions of the Securities Act and the Exchange Act;

     (III) In the case of any registration requested pursuant to the provisions of paragraph (b), the offering price for any Registrable Securities to be so registered shall be no less than for any securities of the same class then to be registered for sale for the account of the Company or other security holders, unless such Registrable Securities are to be offered from time to time based on the prevailing market price;

      (IV) Upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (c)(XI) or paragraph (e)(XII), such Holder will forthwith discontinue disposition of Registrable Securities until such Holder's receipt of the copies of the supplemented Prospectus contemplated by such paragraph, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice;

      (V) In the case of any underwritten offering on behalf of the Holders of Registrable Securities, such Holders will enter into such agreements (including underwriting agreements and lock-up agreements) as the managing underwriters shall reasonably request and as are customary in similar circumstances; and

      (VI)  In  the  case  of  any  registration  hereunder,  the
Registrable Securities will be registered (subject to the limitations set forth in paragraphs (b) and (d) of this Section 8 pertaining to the Preferred Stock and the Company's registration statement on Form S-3, File No. 333-08615), on an equal basis with registration of any other securities of selling holders who hold a right to registration under any warrant or option issued by the Company prior to or subsequent to the date of this warrant, so that if under the terms of this Section 8 any reduction in the number of securities registered is required, such reduction shall be applied pro rata to all of the securities subject to registration and not just to the Registrable Securities of the Holders.

       (i)    Indemnification.   In  the  event  any  Registrable
Securities  are included in a registration statement  under  this
Section 8:

      (I) To the extent permitted by law, the Company will indemnify and hold harmless the Holder, the officers, directors, and agents of the Holder, any underwriter (as defined in the Securities Act) for such Holder, and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934 ("Exchange Act"), against any losses, claims, damages, liabilities, or expenses (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other federal and state law, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) arise out of or are based on any of the following statements, omissions, or violations (collectively, a "Violation"): (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (C) any Violation or alleged Violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law; and the Company will pay to the Holder, officer or director, underwriter, or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this paragraph i(I) shall not apply to amounts paid in settlement or any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based on a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder, officer, director, underwriter, or controlling person.

      (II) To the extent permitted by law, the Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each agent, each person, if any, who controls the Company within the meaning of the Securities Act, any

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underwriter,  any  other  person  selling  securities   in   such
registration statement, directors, officers, or agents, and any other controlling person of any such underwriter or other person, against any losses, claims, damages, liabilities, or expenses (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance on, and in conformity with, written information furnished to the Company by the Holder expressly for use in connection with such registration; and the Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this paragraph i(II) in connection with investigating or defending such loss, claim, damage, liability, expense, or action; provided, however, that the indemnity agreement contained in this paragraph i(II) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this paragraph i(II) exceed the gross proceeds from the offering received by the Holder.

      (III) Promptly after receipt by an indemnified party under this paragraph (i) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this paragraph (i), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this paragraph (i), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnifying party otherwise than under this paragraph (i).

      (IV) The obligations of the Company and the selling Holder under this paragraph (i) shall survive the completion of any offering of Registrable Securities in a registration statement under this warrant.

      (j) Assignment of Registration Rights. The right to cause the Company to register Registrable Securities pursuant to this
Section 8 may be assigned by the Holder to a transferee or assignee of such Registrable Securities; provided, that the Company is furnished within a reasonable time after such transfer with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned; provided further, that no such assignment shall be effective if, immediately following

                              E-32
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such  transfer,  the  transferee  or  assignee  can  resell  such securities without registration under the Securities Act.

      (k) No Obligation to Sell. Neither the giving of any notice nor the making of any request hereunder shall impose an obligation on the Holder to sell any securities.

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